EXHIBIT 12(b)

			FLORIDA POWER & LIGHT COMPANY
			    COMPUTATION OF RATIOS
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											       Six Months Ended
												 June 30, 2000
												   (millions)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income ..............................................................................         $ 285
  Income taxes ............................................................................           157
  Fixed charges, as below .................................................................            88

    Total earnings, as defined ............................................................         $ 530

Fixed charges, as defined:
  Interest charges ........................................................................         $  82
  Rental interest factor ..................................................................             2
  Fixed charges included in nuclear fuel cost .............................................             4

    Total fixed charges, as defined .......................................................         $  88

Ratio of earnings to fixed charges ........................................................          6.02




RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income ..............................................................................         $ 285
  Income taxes ............................................................................           157
  Fixed charges, as below .................................................................            88

    Total earnings, as defined ............................................................         $ 530

Fixed charges, as defined:
  Interest charges ........................................................................         $  82
  Rental interest factor ..................................................................             2
  Fixed charges included in nuclear fuel cost .............................................             4

    Total fixed charges, as defined .......................................................            88

Non-tax deductible preferred stock dividends ..............................................             7
Ratio of income before income taxes to net income .........................................          1.55

Preferred stock dividends before income taxes .............................................            11

Combined fixed charges and preferred stock dividends ......................................         $  99

Ratio of earnings to combined fixed charges and preferred stock dividends .................          5.35
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